April 23, 2013 Quarterly update FY 2013 second quarter Exhibit 99.2

Forward-looking statements Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls’ most recent Annual Report on Form 10-K for the year ended September 30, 2012 and Johnson Controls’ subsequent Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this document. 2 Glen Ponczak Vice President, Global Investor Relations 414-524-2375 Glen.L.Ponczak@jci.com David Urban Director, Investor Relations 414-524-2838 David.L.Urban@jci.com www.johnsoncontrols.com/investors www.twitter.com/JCI_IR

Agenda Introduction  Glen Ponczak, Vice President, Global Investor Relations Overview  Steve Roell, Chairman and Chief Executive Officer Business results and financial review  Alex Molinaroli, Vice Chairman  Bruce McDonald, Executive Vice President and Chief Financial Officer Q&A 3

Macro environment in-line with our expectations  Mixed automotive industry production – Flattish y/y production in North America: +1% – Lower production in Europe: down 8% – Higher production in China: +10%  Lower U.S., European commercial HVAC demand; Asia still positive – U.S.: Positives in recent Architectural Billings Index (ABI) data; highest since early 2008 – Global demand for small tonnage chillers up high single digits; large tonnage chillers flat y/y  Improved North American and European aftermarket battery demand; Asia OE up strong double-digits  Mixed consumer confidence levels across various geographies 4 2013 second quarter

 Sales: $10.4 billion vs. $10.6 billion in Q2 2012  Segment income: $463 million vs. $581 million in Q2 2012  Net income: $287 million vs. $378 million in Q2 2012  EPS: $0.42 per diluted share vs. $0.55 in Q2 2012 5 2013 full year outlook No change to fiscal 2013 guidance  EPS $2.60 - $2.70  Q3: Comfortable with current sell-side analyst consensus 2013 second quarter* Q2 results consistent with guidance provided on January 2013 earnings conference call * Excluding restructuring and one-time items.

Stronger year-over-year performance in the second half of fiscal 2013 Improved profitability consistent with market expectations Factors driving improved second half performance  Benefits of restructuring – Initiatives on track; additional actions announced in South America and Europe Interiors  Impact of full ramp of South Carolina battery recycling facility and lower net lead core costs vs. 2H 2012  Increasing benefits of cost and pricing initiatives in Building Efficiency  Continuation of sequential improvements in Automotive Experience European and South American businesses  Improved North America and Europe production comparables 6

2013 second quarter* Power Solutions 2013 2012 Net sales $1.6B $1.4B +10%  Stronger unit shipments in Asia and Americas OEMs partially offset by lower volumes in Europe – Asia up 14% – Americas up 2% – Europe down 1% Segment income $221M $200M +11%  Benefits of higher volume, increased vertical integration and improved pricing  2013: Favorable legal settlement. 2012: Gain related to JV consolidation  Lead core prices remain elevated 7 Florence, South Carolina Recycling Facility * Excluding restructuring and one-time items.

2013 second quarter* Building Efficiency 2013 2012 Net sales $3.5B $3.6B -3%  Soft global demand negatively impacting sales, backlog and orders secured  Higher sales in North America Systems offset by lower revenue in Europe, Asia and North America Service – North America Systems up 2%: North America Service down 5% – Europe down 9% – Asia down 7% Segment income $139M $138M +1%  Level earnings despite lower revenue  Benefit of pricing initiatives and SG&A reductions – 10 bps improvement in segment income margins 8 Commercial backlog and orders (at March 31, 2013)  Backlog ($4.9B), down 6% vs. year-ago ─ Higher demand in Asia offset by softness in Energy Solutions, the Middle East and Europe ─ Energy Solutions down 18%  Bidding activity beginning to trend higher in some markets * Excluding restructuring and one-time items.

2013 second quarter* Automotive Experience 2013 2012 Net sales $5.4B $5.6B -3%  Higher revenue in North America offset by lower sales in Europe  Seating and Interiors down modestly; Electronics down 13% (higher exposure to Europe)  China sales (mostly non-consolidated) up 31% to $1.3B Segment income $103M $243M -58%  All business lines negatively impacted by low level of European auto production  European and South American profitability improvements  On-going profitability improvement initiatives; restructuring actions on track  Negative impact of distressed suppliers 9 Fiscal Q2 production  North America up 1%  Europe down 8%  China up 10% * Excluding restructuring and one-time items. Results by geography  North America segment margins: 5%  Asia segment margins: 10%  Europe: $31 million sequential quarterly improvement

Second quarter 2013 Financial highlights 10 (in millions) 2013 (excluding items1) 2012 (excluding items2) % change 2013 (reported) 2012 (reported) Sales $10,430 $10,565 -1% $10,430 $10,565 Gross profit % of sales 1,488 14.3% 1,553 14.7% -4% 1,488 14.3% 1,553 14.7% SG&A expenses 1,091 1,051 4% 1,091 1,050 Equity income 66 79 -16% 148 79 Segment income $463 $581 -20% $545 $582 4.4% 5.5% 5.2% 5.5%  Gross profit – Operational and commercial challenges and volume declines in Automotive Experience Europe  SG&A – Underlying SG&A comparable to prior year levels  Equity income – Non-recurring gain of $9m in 2012 1 Q2 2013 items: 1) $82 million pre-tax gain from acquiring the remaining 50% equity interest in an Automotive Experience joint venture in India. 2) $111 million of non- cash tax charges. 3) $84 million restructuring charge at Automotive Experience. The net impact was $0.21 per diluted share. 2 Q2 2012 items: 1) $35 million net gain related to the divestitures of two businesses. 2) $20 million restructuring charge at Automotive Experience and Building Efficiency. 3) $14 million impairment charge relating to a Power Solutions investment. There was no net impact on diluted earnings per share. 10

Second quarter 2013

Financial highlights

(in millions, except earnings per share)	2013 (excluding items [1])	2012 (excluding items [2])	2013 (reported)	2012 (reported)
Segment income	$463	$581	$545	$582
Restructuring costs	-----	-----	84	-----
Financing charges - net	66	63	66	63
Income before taxes	397	518	395	519
Income tax provision	80	102	217	102
Net income	317	416	178	417
Income attributable to non-controlling interests	30	38	30	38
Net income attributable to JCI	$287	$378	$148	$379
Diluted earnings per share	$0.42	$0.55	$0.21	$0.55

- **Financing** – Higher average debt levels
- **Income tax provision** – Underlying 2013 tax rate of 20%, consistent with 2012
- **Non-controlling interests** – Increased ownership in Automotive JVs

[1] **Q2 2013 items:** 1) $82 million pre-tax gain from acquiring the remaining 50% equity interest in an Automotive Experience joint venture in India. 2) $111 million of non-cash tax charges. 3) $84 million restructuring charge at Automotive Experience. The net impact was $0.21 per diluted share.

[2] **Q2 2012 items:** 1) $35 million net gain related to the divestitures of two businesses. 2) $20 million restructuring charge at Automotive Experience and Building Efficiency. 3) $14 million impairment charge relating to a Power Solutions investment. There was no net impact on diluted earnings per share.

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Concluding Comments  Q2 an inflection point, strong confidence in second half outlook – Restructuring initiatives on track, additional actions announced – Positive outlook for Power Solutions – Seasonality of Building Efficiency combined with cost and pricing initiatives – Continued sequential improvement in Europe and South America to achieve break even levels by the end of the year  YOY improvements in free cash flow expected to accelerate in second half – Modestly lower capex outlook – Targeted working capital improvement  Expect $1 billion reduction in net debt levels by year end  Positive momentum in Automotive electronics divestiture 12  Confirming full-year 2013 guidance of $2.60 - $2.70 / share  Comfortable with Q3 analyst expectations of $0.75 / share